UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 11, 2017

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Civeo Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	1-36246 (Commission File Number)	98-1253716 (I.R.S. Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas 77002 (Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2017 Annual General Meeting of Shareholders held on May 11, 2017, the shareholders of Civeo Corporation (“Civeo”): (1) elected two Class III nominees to Civeo’s Board of Directors (the “Board”); (2) ratified the appointment of Ernst & Young LLP as Civeo’s auditor and independent registered public accounting firm for 2017 and until the next annual general meeting of shareholders and authorized the Board to determine the remuneration to be paid to Ernst & Young LLP for 2017; and (3) voted, on an advisory basis, in favor of the compensation of the persons listed as named executive officers in Civeo’s proxy statement for the meeting. The proposals related to each matter are described in detail in Civeo’s proxy statement filed with the Securities and Exchange Commission on April 10, 2017. The voting results for each proposal are as follows:

Proposal 1 - To elect the two Class III nominees to the Board:

	For	Withheld	Broker Non-Votes
Bradley J. Dodson	82,784,981	833,558	28,369,744
Timothy O. Wall	82,769,801	848,738	28,369,744

Proposal 2 - To ratify the appointment of Ernst & Young LLP as Civeo’s auditor and independent registered public accounting firm for 2017 and until the next annual general meeting of shareholders and authorize the Board to determine the remuneration to be paid to Ernst & Young LLP for 2017:

For	Withheld	Broker Non-Votes	Invalid
111,780,137	208,146	--	--

Proposal 3 - To approve, on an advisory basis, the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
82,793,602	695,355	129,582	28,369,744

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2017

CIVEO CORPORATION

By:	/s/ Frank C. Steininger
Name:	Frank C. Steininger
Title:	Senior Vice President, Chief Financial Officer and Treasurer